Exhibit 10.5

SYNOPSYS

DEFERRED COMPENSATION PLAN

As Restated Effective

August 1, 2002

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1.1	Account
1.2	Avant! Plan
1.3	Base Pay
1.4	Beneficiary
1.5	Code
1.6	Committee
1.7	Company
1.8	Contributions
1.9	Deferral Period
1.10	Distributable Amount
1.11	Eligible Employee
1.12	ERISA
1.13	Fiscal Year
1.14	Fund or Funds
1.15	Fund Return
1.16	Initial Election Period
1.17	Insurable Participant
1.18	Participant
1.19	Plan
1.20	Plan Year
1.21	Retirement
1.22	Target Compensation
1.23	Variable Pay

ARTICLE II PARTICIPATION

ARTICLE III CONTRIBUTIONS

3.1	Elections to Defer Compensation
3.2	Suspension of Compensation Deferrals
3.3	Company Discretionary Contributions

ARTICLE IV INVESTMENT ELECTIONS

4.1	Participant Investment Designation
4.2	Change in Investment Designation
4.3	Company Responsibility for Investment Alternatives

ARTICLE V ACCOUNTS

5.1	Participant Accounts
5.2	Trust Funding

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ARTICLE VI VESTING

6.1	Base Pay and Variable Pay Deferrals
6.2	Company Contributions
6.3	Avant! Plan Portion of a Participant’s Account

ARTICLE VII DISTRIBUTIONS

7.1	Distributions from Avant! Plan Portion of a Participant’s Account
7.2	Distributions Other than from Avant! Plan Portion of a Participant’s Account
7.3	Changes in Form of Distribution
7.4	No Election of Distribution Form
7.5	Death Benefits
7.6	Early Distributions
7.7	Unforeseeable Emergency
7.8	Inability To Locate A Participant

ARTICLE VIII ADMINISTRATION

8.1	Committee
8.2	Committee Action
8.3	Powers and Duties of the Committee
8.4	Construction and Interpretation
8.5	Information
8.6	Compensation, Expenses and Indemnity
8.7	Quarterly Statements

ARTICLE IX MISCELLANEOUS

9.1	Unsecured General Creditor
9.2	Restriction Against Assignment
9.3	Withholding
9.4	Disputes
9.5	Amendment, Modification, Suspension or Termination
9.6	Governing Law
9.7	Receipt or Release
9.8	Payments on Behalf of Incapacitated Persons
9.9	No Employment Rights
9.10	Department of Labor Determination
9.11	Headings, etc. Not Part of Agreement

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SYNOPSYS

DEFERRED COMPENSATION PLAN

Synopsys, Inc. (the “Company”) acting on behalf of itself and its designated subsidiaries maintains the Synopsys Deferred Compensation Plan (the “Plan”).  The Plan was originally effective as of September 30, 1996, and has been most recently restated effective as of October 29, 2000.  On August 1, 2002 the Avant! Corporation Executive Deferred Compensation Plan (the “Avant! Plan”) was merged with and into the Plan.  The Company hereby amends and restates the Plan, effective as of August 1, 2002, except as otherwise stated herein.

RECITALS

1.                                       The Company currently maintains the Plan, a supplemental retirement plan for the benefit of selected highly compensated employees or others as designated by the Company.

2.                                       The Plan provides for the payment of vested accrued benefits to Plan participants and their beneficiaries in accordance with the terms of this document.

3.                                       Under the Plan, the Company pays all of the accrued benefits from its general assets.

4.                                       The Company has entered into an agreement (the “Trust Agreement”) with a person or persons, including an entity that serves as trustee (the “Trustee”) under an irrevocable trust (the “Trust”) to be used in connection with the Plan.

5.                                       The Company wishes to make contributions to the Trust so that contributions to be held by the Trustee shall be invested, reinvested and distributed, all in accordance with the provisions of the Plan and the Trust Agreement.

6.                                       The Company intends that the amounts contributed to the Trust and the earnings thereon shall be used by the Trustee to satisfy the liabilities of the Company under the Plan with respect to each Plan Participant for whom an Account has been established and such utilization shall be made in accordance with the procedures set forth herein.

7.                                       The Company intends that the Trust be a “grantor trust” with the principal and income of the Trust treated as assets and income of the Company for federal and state income tax purposes.

8.                                       The Company intends that the assets of the Trust shall at all times be subject to the claims of the general creditors of the Company as provided in the Trust Agreement.

9.                                       The Company intends that the existence of the Trust shall not alter the characterization the Plan as “unfunded” for purposes of ERISA, and shall not be construed to provide income to Participants under the Plan prior to actual payment of the accrued benefits thereunder.

NOW THEREFORE, the Company does hereby restate the Plan as follows:

ARTICLE I

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context.  The singular shall include the plural, unless the context indicates otherwise.

1.1                                 Account.  “Account” means for each Participant the bookkeeping account maintained by the Committee that is credited with amounts equal to (i) the portion of the Participant’s Base Pay that he or she elects to defer, (ii) the portion of the Participant’s Variable Pay that he or she elects to defer, (iii) the Company’s discretionary contributions, if any, credited under the Plan for the Participant’s benefit, (iv) amounts transferred to the Plan from the Avant! Plan, and (v) adjustments to reflect deemed gains or losses pursuant to Section 5.1(c).

1.2                                 Avant! Plan.  “Avant! Plan” means the Avant! Corporation Executive Deferred Compensation Plan, which was merged into the Plan on August 1, 2002.

1.3                                 Base Pay.  “Base Pay” means the non-variable portion of an Eligible Employee’s annual compensation.

1.4                                 Beneficiary. “Beneficiary” or “Beneficiaries” means the beneficiary last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death.  No beneficiary designation shall become effective until it is filed with the Committee.

1.5                                 Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and applicable valid regulations thereunder.

1.6                                 Committee.  “Committee” means the administrative Committee formed in accordance with ARTICLE VIII consisting of senior representatives from the departments of Human Resources, Legal and Finance.

1.7                                 Company.  “Company” means Synopsys, Inc., any successor corporation and any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity or investment interest, as determined by the Company.

1.8                                 Contributions.  “Contributions” means Base Pay or Variable Pay that a Participant elects to defer to the Plan pursuant to Section 3.1 below, plus discretionary contributions contributed to the Participant’s Account by the Company pursuant to Section 3.3 below.

1.9                                 Deferral Period.  “Deferral Period” means, for each Plan Year, (i) the period from the first day of such Plan Year through December 31st of the calendar year ending within that Plan Year, or (ii) the period from January 1st of the calendar year that begins within the Plan Year through the last day of that Plan Year.

1.10                           Distributable Amount.  “Distributable Amount” means the amount credited to a Participant’s Account.

1.11                           Eligible Employee.  “Eligible Employee” for a Plan Year means (i) a common law employee of the Company performing services regularly in the United States of America whose Target Compensation equals or exceeds, as of the August 1st immediately preceding the Plan Year, a dollar amount to be determined for each Plan Year by the Committee, or (ii) any other employee or category of employee designated by the Committee.  Notwithstanding the foregoing, the Committee may determine in writing that an otherwise Eligible Employee shall not be eligible to participate in the Plan.

1.12                           ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and applicable valid regulations thereunder.

1.13                           Fiscal Year.  “Fiscal Year” means the Company’s fiscal year as determined by the Company’s Board of Directors.

1.14                           Fund or Funds.  “Fund” or “Funds” means one or more of the investment funds selected by the Committee pursuant to Section 4.1.

1.15                           Fund Return.  “Fund Return” means, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

1.16                           Initial Election Period.  “Initial Election Period” for an Eligible Employee means the period beginning on the Eligible Employee’s initial date of eligibility and ending thirty (30) days thereafter.

1.17                           Insurable Participant.  “Insurable Participant” means a Participant who satisfies underwriting standards for the issuance of life insurance determined by the insurance company selected by the Committee to provide the pre-termination death benefit described in Section 7.5(a).

1.18                           Participant.  “Participant” means any Eligible Employee or other individual for whom an Account is maintained under the Plan.

1.19                           Plan.  “Plan” means the Synopsys Deferred Compensation Plan set forth herein and in amendments from time to time made hereto.

1.20                           Plan Year.  “Plan Year” means the twelve (12)-consecutive-month period beginning with the first day of each Fiscal Year of the Company and ending on the last day of such Fiscal Year.

1.21                           Retirement.  “Retirement” means termination of employment with the Company on or after attaining age fifty-five (55).

1.22                           Target Compensation.  “Target Compensation” means annualized Base Pay plus annualized target commissions and target bonuses.

1.23                           Variable Pay.  “Variable Pay” means any variable compensation including commissions, sales bonuses and/or other incentive compensation that is payable in addition to the Participant’s Base Pay.  Variable Pay shall not include (a) retention bonuses, (b) other bonuses subject to repayment as a result of a specified future event (including sign-on bonuses and relocation bonuses), and (c) severance payments.

ARTICLE II

PARTICIPATION

An Eligible Employee shall become a Participant in the Plan by (1) electing to defer all or a portion of his or her compensation in accordance with Section 3.1, and (2) if required by the Committee in its sole and absolute discretion, by filing a life insurance application form along with his or her deferral election form, and complying with such applicable medical underwriting requirements as determined by a life insurance carrier elected by the Committee.  An Eligible Employee who completes the requirements of the preceding sentence shall commence participation in the Plan as of the first day of the month in which compensation is deferred.  In the event it is determined by the Committee that the proposed life insurance policy, if applicable, cannot be obtained in a cost efficient manner after medical underwriting requirements have been met, the Participant shall not be eligible to receive death benefits as provided under Section 7.5(a) of the Plan.

ARTICLE III

CONTRIBUTIONS

3.1                                 Elections to Defer Compensation.

(a)                                  Initial Election Period.  Each Eligible Employee may initially elect to defer compensation for any Deferral Period occurring during a Plan Year which next follows his or her Initial Election Period, by filing with the Committee an election for such Deferral Period(s) that conforms to the requirements of this Section, by such means as are approved by the Committee, no later than the last day of his or her Initial Election Period.

(b)                                 General Rule.  Subject to the limitation set forth in paragraph (d) below, the amount of compensation which an Eligible Employee may elect to defer during each Deferral Period is as follows:

(i)                 Any whole percentage of Base Pay up to fifty percent (50%); and/or

(ii)              Any whole percentage of Variable Pay up to one hundred percent (100%);

provided, however, that no election made for one or both Deferral Periods in a Plan Year shall reduce the compensation paid to an Eligible Employee for a calendar year to an amount that is less than the amount necessary to pay (A) applicable employment taxes (e.g., FICA, hospital insurance) payable with respect to amounts deferred hereunder, (B) amounts necessary to satisfy any other benefit plan withholding obligations, (C) any resulting income taxes payable with respect to compensation that cannot be so deferred, and (D) any amounts necessary to satisfy any wage garnishment or similar type obligations.  Until an Eligible Employee (other than an Eligible Employee who has not been required to file an insurance application pursuant to ARTICLE II, or who has been determined not to be an Insurable Participant) completes an application for life insurance, any deferral election made by the Eligible Employee pursuant to this Section shall be void.

(c)                                  Deferral Election Priority.  Deferral elections to the Plan shall be computed before taking into account any reduction in taxable income by salary deferral to the Synopsys Employee Stock Purchase Program or to plans sponsored by the Company under Code Sections 125 or 401(k).

(d)                                 Minimum Deferrals.  For each Plan Year during which the Eligible Employee is a Participant, the minimum dollar amount that may be deferred under this Section is Five Thousand Dollars ($5,000), to be satisfied based on deferrals of Base Pay and/or Variable Pay during one or both Deferral Periods occurring within a Plan Year.

(e)                                  Effect of Initial Election.  An election to defer compensation during the Initial Election Period shall be effective with respect to (i) Base Pay earned during the first pay period beginning after the initial election which occurs within that Deferral Period for which the election is made, and to (ii) Variable Pay payable during that Deferral Period for which the election is made.  At the discretion of the Committee, certain Variable Pay may be deferred which is payable in the first Plan Year of eligibility (even though such variable pay was earned in a prior period).

(f)                                    Duration of Base Pay Deferral Election or Variable Pay Deferral Election.  A Base Pay deferral election or Variable Pay deferral election shall remain in effect from Plan Year-to-Plan Year, notwithstanding any change in a Participant’s Base Pay or Variable Pay, as applicable, until the Participant elects to amend or discontinue his or her Base Pay deferral election or Variable Pay deferral election, as applicable.  In such a case, the percentage or dollar amount of Base Pay or Variable Pay designated by the Participant in his or her deferral election may be amended or discontinued by filing a new election, in accordance with the terms of this Section, with the Committee at least fifteen (15) days prior to the beginning of the Deferral Period for which the election shall be in effect.  A Participant’s deferral election shall terminate with respect to future Base Pay or Variable Pay, as applicable, upon the earlier of (i) the Participant ceasing to be eligible to participate in the Plan, or (ii) the Participant’s election to discontinue all deferrals for any subsequent Deferral Period.

(g)                                 Elections Other Than Elections During the Initial Election Period.  Any Eligible Employee who fails to elect to defer compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has suspended a prior deferral election may elect to again defer compensation, by filing an election on a form or by such other means as approved by the Committee, as described in paragraph (b) above.  An election to defer compensation must be filed at least fifteen (15) days before the beginning of a specific Deferral Period and will be effective for Base Pay earned during pay periods beginning after such Deferral Period begins, and Variable Pay paid during such Deferral Period.

3.2                                 Suspension of Compensation Deferrals.

(a)                                  Automatic Suspension.  In the event that a Participant receives a financial hardship withdrawal from the Synopsys 401(k) Savings and Success Sharing Plan or any other plan maintained by the Company which contains a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”), the Participant’s compensation deferrals under this Plan (if any) shall be suspended for a period of six (6) months from the date that the Participant receives such hardship withdrawal.  Notwithstanding the foregoing, the Participant’s compensation deferrals under this Plan shall be not be so suspended if the Committee determines that such suspension is not required in order to preserve the tax-qualification of the 401(k) Plan.

(b)                                 Permissible Suspension.  In the event that a Participant incurs an Unforseeable Emergency (as defined in Section 7.7), the Committee, in its sole discretion, may suspend the Participant’s compensation deferrals for the remainder of the Plan Year.  However, an election to make compensation deferrals under Section 3.1 shall be irrevocable as to amounts deferred as of the effective date of any suspension in accordance with this Section.

3.3                                 Company Discretionary Contributions.  The Company may, in its sole discretion, credit discretionary contributions to the Accounts of one or more Participants at such times and in such amounts as the Committee may determine.

ARTICLE IV

INVESTMENT ELECTIONS

4.1                                 Participant Investment Designation.  The Committee shall provide each Participant with a list of Funds available for hypothetical investment.  The Participant may designate, in such manner as provided by the Committee, one or more Funds that his or her Account will be deemed to be invested in for purposes of determining the amount of gains or losses to be credited to his or her Account; provided, however, that if the Participant does not designate the deemed investment of his or her Account, the Participant’s Account shall be deemed to be invested in the money market fund offered under the Plan.  The Fund Return of each Fund shall be used to determine the amount to be credited to the Participants’ Account under Section 5.1(c).  In making the designation pursuant to this Section, the Participant may specify that all or any whole percentage of his or her Account be deemed to be invested in one or more of the Funds selected by the Committee.

4.2                                 Change in Investment Designation.  A Participant may change the designation made under Section 4.1 by filing an election at the time and in the manner specified by the Committee.  Elections made by 11:59 P.M. PST shall be effective the next business day.

4.3                                 Company Responsibility for Investment Alternatives.  The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, and it is not under any obligation to maintain any investment it may make.  Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest.

ARTICLE V

ACCOUNTS

5.1                                 Participant Accounts.  The Committee shall establish and maintain an Account for each Participant under the Plan.  Each Participant’s Account shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to a Fund designated by the Participant pursuant to Section 4.1.  A Participant’s Account shall be credited as follows:

(a)                                  Not later than the last day of each month, the Committee shall assure that the investment fund subaccounts of the Participant’s Account be credited with an amount equal to the Base Pay deferred by the Participant during each pay period ending in that month and/or the Variable Pay paid during that month in accordance with the Participant’s election; that is, the portion of the Participant’s deferred Base Pay or Variable Pay that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the investment fund subaccount corresponding to that Fund.

(b)                                 Not later than the last day of the Plan Year or such earlier time or times as the Committee may determine, the Committee shall credit the investment fund subaccounts of the Participant’s Account with an amount equal to the portion, if any, of any Company contribution for the Participant’s benefit in accordance with Section 3.3; that is, the portion of the Participant’s Company contribution, if any, that the Participant has elected to be deemed to be invested in a certain Fund shall be credited to the investment fund subaccount corresponding to that Fund.

(c)                                  Not later than the last day of each month, each investment fund subaccount of a Participant’s Account shall be credited with gains or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month by the Fund Return (positive or negative) for the corresponding Fund.

5.2                                 Trust Funding.

(a)                                  Trustee Duties.  The Trustee shall manage, invest and reinvest the Trust assets as provided in the Trust Agreement.  The Trustee shall collect the income on the Trust assets, and shall make contributions therefrom all as provided in the Plan and in the Trust Agreement.

(b)                                 Employee Deferrals and Company Contributions.  While the Plan remains in effect, the Company shall make contributions to the Trust at least once each quarter.  The amount of any quarterly contribution shall be at the discretion of the Committee.  At the close of each Plan Year, the Company shall make an additional contribution to the Trust to the extent that previous contributions to the Trust for such Plan Year are not at least equal to the total amount deferred by Plan Participants for such Plan Year plus Company contributions, if any, accrued as of the close of such Plan Year.  The Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay all accrued benefits under the Plan in accordance with the terms of the Plan.

(c)                                  General Creditors.  Neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under the Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company.  Any assets held in the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency as defined in the Trust Agreement.

ARTICLE VI

VESTING

6.1                                 Base Pay and Variable Pay Deferrals.  A Participant’s Account attributable to Base Pay and Variable Pay deferred by a Participant pursuant to the terms of the Plan, together with any earnings credited to the Participant’s Account under Section 5.1(c) with respect to such deferrals, shall be one hundred percent (100%) vested at all times.

6.2                                 Company Contributions.  The portion of a Participant’s Account attributable to Company contributions pursuant to Section 3.3, if any, including the Fund Return credited with respect thereto, shall vest at such time or times as the Committee shall specify in connection with any such amounts.

6.3                                 Avant! Plan Portion of a Participant’s Account.  The portion of a Participant’s Account originally accrued under the Avant! Plan and transferred to the Plan, together with any earnings credited to the Participant’s Account under Section 5.1(c) with respect to such amounts, shall be one hundred percent (100%) vested at all times.

ARTICLE VII

DISTRIBUTIONS

7.1                                 Distributions from Avant! Plan Portion of a Participant’s Account.

(a)                                  Any election by a Participant to receive or commence receiving distribution of all or a portion of the amounts originally contributed to the Avant! Plan and transferred to the Plan shall remain in effect until such time as all such distributions have been made in accordance with the prior election.

(b)                                 If a Participant wishes to change the time or form of the distribution of amounts transferred from the Avant! Plan to this Plan, any such change must meet the requirements of Section 7.2, both with respect to the timing of the change and the optional forms of distribution available.  Once such a change has been made, the Participant may not choose to re-elect the time or form of distribution previously elected under the Avant! Plan with respect to such amounts.

7.2                                 Distributions Other than from Avant! Plan Portion of a Participant’s Account.

(a)                                  Distribution Election and Minimum Requirements.  At the time a Participant makes an election to defer a portion of his or her Base Pay or Variable Pay for a Plan Year, he or she shall elect to receive or commence receiving distribution of Contributions for that Plan Year on a certain future date (a “Scheduled In-Service Withdrawal”), upon termination of employment or upon Retirement.  If, at the date of the Participant’s termination of employment for any reason, the Participant has less than two (2) years of service with the Company or if the Participant’s total account value is less than One Hundred Thousand Dollars ($100,000), then the Participant’s account will be paid to the Participant in a lump sum within ninety (90) days of his or her termination of employment.  If at such time the Participant is credited with two (2) years of service with the Company and if his or her total account value is One Hundred Thousand Dollars ($100,000) or more, then the provisions set forth in paragraphs (c) through (e) below shall apply.

(b)                                 Payment of Scheduled In-Service Withdrawals.

(i)             If a Participant elects a Scheduled In-Service Withdrawal with respect to his or her Base Pay or Variable Pay for a Plan Year, then the Participant shall receive such amount in a lump sum paid in January of the year identified on the election form. The lump sum payment shall be the portion of the Participant’s Account attributable to Contributions in the Plan Year for which the election form applies.

(ii)          The scheduled distribution date must be two (2) years or more from the election date.  A Participant may delay receipt of a Scheduled In-Service Withdrawal by filing a subsequent election, provided that his or her subsequent election is filed with the Committee at least one (1) year (365 days) prior to his or her scheduled distribution date.

(iii)       A Participant may revoke a Scheduled In-Service Withdrawal election and instead elect distribution upon termination of employment or Retirement in accordance with paragraphs (c) and (d) below; provided that, in order to be valid, such election must be filed with the Committee at least one (1) year (365 days) prior to the Participant’s termination of employment.

(iv)      Notwithstanding the foregoing, if the Participant terminates employment with the Company for any reason prior to the payment of a Scheduled In-Service Withdrawal, then the Participant’s Retirement or termination payment election shall apply with respect to any unpaid amounts.

(c)                                  Payment Upon Termination of Employment for Any Reason Other Than Retirement, Death or Long-Term Disability.  If the Participant terminates employment with the Company for any reason other than Retirement, death or long-term disability (as defined in the Company’s long-term disability plan), then, subject to the requirements of paragraph (a) above, the Participant may elect distribution of his or her Distributable Amount in one of the following forms of payment:

(i)             a lump sum payable within ninety (90) days of the Participant’s termination of employment; or

(ii)          substantially equal annual installments over a period of five (5) years beginning within ninety (90) days of the Participant’s termination of employment.

(d)                                 Payment Upon Termination of Employment as a Result of Retirement or Long-Term Disability.

(i)             In the case of a Participant who terminates employment with the Company as a result of Retirement or long-term disability (as defined in the Company’s long-term disability plan), the Participant’s Distributable Amount shall be paid to the Participant, at the Participant’s election, and subject to the requirement of paragraph (ii) below in the form of:

(1)                                  a cash lump sum payable within ninety (90) days of the Participant’s termination of employment; or

(2)                                  substantially equal annual installments over five (5), ten (10) or fifteen (15) years beginning within ninety (90) days of the Participant’s termination of employment.

(ii)          If the Participant has terminated employment with the Company as a result of Retirement or long-term disability, and if the Participant has elected annual installments, then at the time distribution is to commence:

(1)                                  the Committee shall aggregate the distribution amounts that the Participant has elected to be paid in fifteen (15) annual installments.  If the total distributable amount of such elections equals or exceeds One Hundred Thousand Dollars ($100,000), then such amount shall be paid to the Participant in fifteen (15) annual installments beginning within ninety (90) days of the Participant’s termination of employment.  If the total distributable amount of such elections is less than One Hundred Thousand Dollars ($100,000), then such amount will, subject to paragraphs (2) and (3) below, be paid to the Participant in ten (10) annual installments beginning within ninety (90) days of the Participant’s termination of employment.

(2)                                  the Committee shall aggregate the distribution amounts that the Participant has elected to be paid in ten (10) annual installments plus any amount scheduled to be paid in ten (10) annual installments in accordance with paragraph (1) above.  If the total of such amounts equals or exceeds One Hundred Thousand Dollars ($100,000), then such amount will be paid to the Participant in ten (10) annual installments beginning within ninety (90) days of the Participant’s termination of employment.  If the total of such amounts is less than One Hundred Thousand Dollars ($100,000), then such amount will, subject to paragraph (3) below, be paid to the Participant in five (5) annual installments beginning within ninety (90) days of the Participant’s termination of employment.

(3)                                  the Committee shall aggregate the distribution amounts that the Participant has elected to be paid in five (5) annual installments plus any amounts scheduled to be paid in five (5) annual installments in accordance with paragraph (2) above.  If the total of such amounts equals or exceeds Fifty Thousand Dollars ($50,000), then such amount will be paid to the Participant in five (5) annual installments beginning within ninety (90) days of the Participant’s termination of employment.  If the total of such amounts is less than Fifty Thousand Dollars ($50,000), then such amount will be paid to the Participant in a cash lump sum payable within ninety (90) days of the Participant’s termination of employment.

7.3                                 Changes in Form of Distribution.

(a)                                  Changes to Scheduled In-Service Withdrawals may only be made as set forth in Sections 7.2(b)(ii) and 7.2(b)(iii).

(b)                                 A Participant entitled to payment as a result of termination of employment or Retirement may change his or her form of distribution to one of the optional forms listed in Section 7.2(c) or 7.2(d) above, as applicable, provided that his or her election is filed with the Committee at least one (1) year (365 days) prior to his or her termination of employment. To the extent the Distributable Amount is paid in installments, the Participant’s Account shall continue to be credited with earnings monthly pursuant to Section 5.1(c), and the installment amount shall be adjusted to reflect changes in the Account balance until all amounts credited to his or her Account under the Plan have been distributed.

7.4                                 No Election of Distribution Form.  If, at the time of the Participant’s termination of employment with the Company, the Participant has made no election as to the distribution of his or her Account, or if a distribution election is incomplete or inapplicable, then the Participant’s Distributable Amount shall be distributed as follows:

(a)                                  If the Participant’s termination of employment is a result of Retirement or long-term disability, and the Participant’s Distributable Amount is less than Fifty Thousand Dollars

($50,000), then the Participant’s Distributable Amount will be paid to the Participant in a cash lump sum payable within ninety (90) days of the Participant’s termination of employment;

(b)                                 If the Participant’s termination of employment is a result of Retirement or long-term disability, and the Participant’s Distributable Amount equals or exceeds Fifty Thousand Dollars ($50,000), then the Participant’s Distributable Amount will be paid to the Participant in five (5) annual installments beginning within ninety (90) days of the Participant’s termination of employment; or

(c)                                  If the Participant’s termination of employment is for reasons other than Retirement or long-term disability then, regardless of the value of the Participant’s Distributable Amount at the time of his or her termination of employment, the Participant’s Distributable Amount will be paid to the Participant in a cash lump sum payable within ninety (90) days of the Participant’s termination of employment.

7.5                                 Death Benefits.

(a)                                  In the case of a Participant who dies while employed by the Company, that portion of the death benefit of any life insurance policy purchased by the Company to insure the life of the Participant (the “Policy”) which is equal to the lesser of (i) the actual Policy death benefit or (ii) two and one-half (2.5) times the Participant’s Base Pay (for Participants who are not paid on a commission basis) or Target Compensation (for Participants who are paid on a commission basis) at the time the Participant dies, shall be paid to the Participant’s beneficiary under the Policy by the insurance company that issued the Policy.  Any such Policy shall be subject to the conditions set forth in a “Split-Dollar Life Insurance Agreement” between the Participant and the Trustee, pursuant to which the Participant may designate a beneficiary (subject to paragraph (c) below) with respect to the portion of the Policy proceeds described in the preceding sentence in the event the Participant dies prior to terminating employment with the Company.  Subject to paragraph (c) below, the Participant shall have the right to designate and change such beneficiary (which need not be his or her Beneficiary as determined under Section 1.4) on a form provided by and filed with the insurance company, and the life insurance proceeds designated in this paragraph shall be paid to such beneficiary.

(b)                                 The benefit payable pursuant to paragraph (a) shall be paid only if a Policy has been issued on the Participant’s life and is in full force at the time of the Participant’s death and any such payment shall be subject to all conditions and exceptions set forth in the Policy.  A Participant who is entitled to a death benefit pursuant to this Section shall not be entitled to any other Company-paid group term life insurance benefits from the Company under the Plan or any other Policy provided by the Company.  Notwithstanding any provision of the Plan or any other document to the contrary, the Company shall not have any obligation to pay the Participant or his or her Beneficiary any amounts described in paragraph (a): any such amounts shall be payable solely from the proceeds of the Policy, and if no Policy is in force, no payment shall be made.

(c)                                  As of the beginning of each Plan Year, the Committee shall review the existing Policies, and if a Participant or Eligible Employee has not elected to make deferrals to the

Plan and does not have an Account balance under the Plan, then the Participant shall not be entitled to name a Beneficiary for that Plan Year for any Policy insuring his or her life.  Furthermore, the Company is not obligated to maintain any Policy; and no death benefit shall be payable hereunder if the Company has been notified by the Committee to discontinue the Policy for the Participant.  In addition, no Policy shall be allocated to any Account.

(d)                                 On the death of a Participant, any balance remaining in the Participant’s Account shall be paid to his or her Beneficiary or Beneficiaries in a lump sum as soon as administratively feasible.

7.6                                 Early Distributions.  A Participant who has not terminated employment with the Company, or a Participant who is no longer employed by the Company and who is receiving payment of his or her Account pursuant to Section 7.1(a), 7.2(c) or 7.2(d), may request a withdrawal of amounts credited to his or her Account (an “Early Distribution”), subject to the following restrictions:

(a)                                  The request to receive an Early Distribution shall be made by filing a form provided by and filed with the Committee (or by such other means as approved by the Committee) prior to the end of any calendar month.

(b)                                 The amount payable to a Participant in connection with an Early Distribution shall in all cases equal ninety percent (90%) of the amount requested by the Participant; provided that the maximum amount payable to a Participant in connection with an Early Distribution shall be ninety percent (90%) of the Participant’s Distributable Amount as of the end of the calendar month in which the Early Distribution request is made.

(c)                                  The amount described in paragraph (a) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution request is received.

(d)                                 If a Participant receives an Early Distribution, the remaining portion of the requested amount (i.e., ten percent (10%) of such amount), shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

(e)                                  If a Participant receives an Early Distribution, the Participant shall be ineligible to defer for the balance of the Plan Year in which the Early Distribution occurs and the following Plan Year.

(f)                                    A Participant shall be limited to a maximum of two (2) Early Distributions during all of his or her periods of participation in the Plan.

7.7                                 Unforeseeable Emergency.

(a)                                  If a Participant incurs an Unforeseeable Emergency, the Committee may, in its sole and absolute discretion and at any time, accelerate the date of distribution of a Participant’s Account or permit a Participant to suspend his or her Contributions for the remainder of the Plan Year, as set forth in Section 3.2(b).

(b)                                 “Unforeseeable Emergency” shall mean an unforeseeable, severe financial condition resulting from (i) a sudden and unexpected illness or accident of the Participant or his or her dependent(s) (as defined in Section 152(a) of the Code); (ii) loss of the Participant’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant, as determined by the Committee.

(c)                                  Distribution pursuant to this Section of less than the Participant’s entire interest in the Plan shall be made pro rata from his or her investment Fund subaccounts according to the balances in such subaccounts.  Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section shall be made as soon as practicable after approval of such request by the Committee.

7.8                                 Inability To Locate A Participant.  It is the responsibility of a Participant to apprise the Committee of any change in his or her address.  In the event that the Committee is unable to locate a Participant or Beneficiary for two (2) years, the Participant’s Account shall be forfeited.

ARTICLE VIII

ADMINISTRATION

8.1                                 Committee.  The number of Committee members may vary from time to time.  A member of the Committee may resign by delivering a written notice of resignation to the Chairperson of the Committee.  The Committee may remove, by affirmative vote of a majority, any member by delivering a certified copy of its resolution of removal to such member.  Additional Committee members may be added or vacancies in the membership of the Committee may be filled by any Committee member’s nomination of a prospective member approved by affirmative vote of a majority of the existing Committee members.

8.2                                 Committee Action.  The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee.  Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee.  A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant.  The Chairperson of the Committee or any other member or members of the Committee designated by the Chairperson may execute any certificate or other written direction on behalf of the Committee.

8.3                                 Powers and Duties of the Committee.

(a)                                  The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(i)     To select the investments to determine the Fund Return in accordance with ARTICLE IV hereof;

(ii)    To construe and interpret the terms and provisions of the Plan;

(iii)   To amend, modify, suspend or terminate the Plan in accordance with Section 9.5;

(iv)   To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries and to direct the distribution of Plan benefits;

(v)    To maintain all records that may be necessary for the administration of the Plan;

(vi)   To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(vii)  To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof, and

(viii) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

8.4                                 Construction and Interpretation.  The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction, subject to Section 9.4, shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary.  The Committee shall administer such terms and provisions in accordance with any and all laws applicable to the Plan.

8.5                                 Information.  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their deaths or other causes of termination, and such other pertinent facts as the Committee may reasonably require.

8.6                                 Compensation, Expenses and Indemnity.

(a)                                  The members of the Committee shall serve without compensation for their services hereunder.

(b)                                 The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder.  The Company shall pay expenses and fees in connection with the administration of the Plan.

(c)                                  The Company indemnifies and holds harmless, to the extent permitted by law, each member of the Committee and any employee, officer or director of the Company, from and against any and all direct and indirect liabilities, demands, claims, losses, taxes, costs and expenses, including (without limitation) reasonable attorney’s fees, arising out of, relating to, or resulting from any action, inaction or conduct in their official capacity in the oversight and administration of the Plan or in his or her defense; provided, however, that (i) any such person shall not be indemnified and held harmless if his or her actions, inactions or conduct arise out of, relate to, or result from his or her gross negligence, bad faith or willful misconduct, or otherwise in willful violation of the law, including (without limitation) a breach of fiduciary duty under ERISA; and (ii) such individual shall promptly notify the Company of any litigation involving the Plan, shall cooperate in the defense of any such lawsuit, and shall give the Company sole and exclusive authority to act on his or her behalf in the event of any such litigation or other claim or demand arising out of, relating to, or resulting from his or her action, inaction or conduct in his or her official capacity with respect to the Plan.  The Company may purchase insurance to satisfy its obligation under this Section.

8.7                                 Quarterly Statements.  Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant’s Account on a quarterly basis.

ARTICLE IX

MISCELLANEOUS

9.1                                 Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company.  No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan.  Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

9.2                                 Restriction Against Assignment.  The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation.  No part of a Participant’s Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.  If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

9.3                                 Withholding.  There shall be deducted from each payment made under the Plan all taxes that are required to be withheld by the Company in respect to such payment.  The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

9.4                                 Disputes.

(a)                                  The Committee shall administer the Plan.  The Committee (either directly or through its designee) shall have the power and authority to interpret, construe, and administer the Plan.

(b)                                 Neither the Committee, its designee nor its advisors, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

(c)                                  The Committee shall determine each Participant’s and Beneficiary’s right to payments under the Plan.  If a Participant or Beneficiary disagrees with the Committee’s determination, he or she may make a written claim for payments inconsistent with that determination.  Any such claim shall be filed with the Committee at the principal executive offices of the Company.  The Committee shall review the claim and notify the claimant of its decision in writing within sixty (60) days after the claim is received.  If the Committee denies the claim, in whole or in part, the notice shall specify the reasons for denial, references to the Plan provisions upon which denial is based, any additional information or material necessary to perfect the claim, and procedures for further review of the claim.  Within sixty (60) days after receipt of the notice of denial, the claimant may file a written appeal of the denial of the claim, identifying the grounds, facts and any other matter upon which the appeal is based.  The Committee shall give the claimant a final decision within sixty (60) days after receipt of the request for review.  If the Committee affirms the denial of the claim in whole or in part, it shall specify in writing the reasons for the affirmance, with specific references to the Plan provisions upon which the affirmance is based.

(d)                                 If the Committee has affirmed the denial of a claim pursuant to the procedure described in paragraph (c) above, the Participant or his or her Beneficiary may, if he or she desires, submit any denied claim for payment under the Plan to arbitration.  This right to select arbitration shall be solely that of the Participant or his or her Beneficiary and the Participant or his or her Beneficiary may decide whether or not to arbitrate in his or her discretion.  The “right to select arbitration” is not mandatory on the Participant or his or her Beneficiary and the Participant or his or her Beneficiary may choose in lieu thereof to bring an action in an appropriate civil court.  Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration.  During the lifetime of the Participant, only he or she can use the arbitration procedure set forth in this Section.

(e)                                  Any claim for arbitration may be submitted as follows: if the Participant or his or her Beneficiary disagrees with the Committee regarding the interpretation of the Plan and the claim is finally denied by the Committee in whole or in part, such claim may be filed in writing with an arbitrator of the Participant’s or Beneficiary’s choice who is selected by the method described in the next four sentences.  The first step of the selection shall consist of the Participant or his or her Beneficiary submitting a list of five (5) potential arbitrators to the Committee.  Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge.  Within one week after receipt of the list, the Committee shall select one of the five (5) arbitrators as the arbitrator for the dispute in question.  If the Committee fails to select an arbitrator in a timely manner, the Participant or his or her Beneficiary shall then designate one of the five (5) arbitrators as the arbitrator for the dispute in question.

(f)                                    The arbitration hearing shall be held within seven (7) days (or as soon thereafter as possible) after the picking of the arbitrator.  No continuance of said hearing shall be allowed without the mutual consent of the Participant or his or her Beneficiary and the Committee.  Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award.  Hearing procedures that will expedite the hearing may be ordered at the arbitrator’s discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

(g)                                 The arbitrator’s award shall be rendered as expeditiously as possible and in no event later than one (1) week after the close of the hearing.  In the event the arbitrator finds that the Company has breached the Plan, he or she shall order the Company to immediately take the necessary steps to remedy the breach.  The award of the arbitrator shall be final and binding upon the parties.  The award may be enforced in any appropriate court as soon as possible after its rendition.  If an action is brought to confirm the award, both the Company and the Participant agree that no appeal shall be taken by either party from any decision rendered in such action.

(h)                                 Solely for purposes of determining the allocation of the costs described in this Section, the Committee will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Company has not breached the Plan and (2) the claim by the Participant or his or her Beneficiary was not made in good faith.  Otherwise, the Participant or his or her Beneficiary will be considered the prevailing party.  In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys’ fees incurred by the Company) including stenographic reporter, if employed, shall be paid by the other party.  In the event that the Participant or his or her Beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys’ fees incurred by the Participant or his or her Beneficiary in pursuing his or her claim), including the fees of a stenographic reporter, if employed, shall be paid by the Company.

9.5                                 Amendment, Modification, Suspension or Termination.  The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts credited to a

Participant’s Account.  In the event that the Plan is terminated, then in the sole discretion of the Committee, the time the amounts credited to a Participant’s Account are to be distributed may be accelerated.

9.6                                 Governing Law.  The Plan shall be construed, governed and administered in all respects in accordance with ERISA, the Code and other pertinent Federal laws and, to the extent not preempted by ERISA, in accordance with the laws of the State of California (irrespective of the choice of law principles of the State of California as to all matters).

9.7                                 Receipt or Release.  Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company.  The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.8                                 Payments on Behalf of Incapacitated Persons.  In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person.  Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

9.9                                 No Employment Rights.  Participation in the Plan shall not confer upon any person any right to be employed by the Company or any other right not expressly provided hereunder.

9.10                           Department of Labor Determination.  In the event that any Participant is found to be ineligible, that is, not a member of a select group of management or highly compensated employees or is otherwise ineligible, according to a determination made by the Department of Labor, the Committee shall take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participant.

9.11                           Headings, etc. Not Part of Agreement.  Headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

* * * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer effective as of August 1, 2002.

SYNOPSYS, INC.

By:	/s/ Richard Rowley

	Richard Rowley	VP, Corporate Controller